Chase Securities, Inc.
270 Park Avenue
New York, New York 10017-2070







January 9, 1997



Ms. Donna Cambas
National Fuel Gas Company
10 Lafayette Square - Room 1500
Buffalo, New York  14203


Dear Ms. Cambas,

The is to advise you that in connection with the distribution of commercial paper for the National Fuel Gas Company from October 1, 1996 to December 31, 1996 all sales and resales on your behalf by Chase Securities, Inc. were made only to those customers included in the Confidential List retained by the corporation of National Fuel Gas Company's commercial paper program. The issuance of National Fuel Gas Company commercial paper and sales thereof were made in accordance with the provisions of that program. A summary of all trade activitiy for the quarter is attached.


Sincerely,

/s/ Anton J. Schubert

Anton J. Schubert
Vice President

Chase Securities, Inc.
270 Park Avenue
New York, NY 10017-2070



                            NATIONAL FUEL GAS COMPANY

                        Fourth Quarter Performance Report


    PAR                  ISSUE            MATURITY
  AMOUNT                  DATE              DATE             RATE           YIELD         TERM               TYPE


10,000,000               10/07/96         01/06/97           5.43         5.505         91 Days           Discounted
10,000,000               11/06/96         01/13/97           5.38         5.4350        68 Days           Discounted
10,000,000               11/07/96         02/05/97           5.38         5.4530        90 Days           Discounted
10,000,000               11/18/96         02/12/97           5.40         5.470         86 Days           Discounted
10,000,000               12/04/96         03/11/97           5.41         5.490         97 Days           Discounted
 5,000,000               12/06/96         02/10/97           5.45         5.505         66 Days           Discounted
10,000,000               12/06/96         03/11/97           5.40         5.478         95 Days           Discounted
15,000,000               12/16/96         03/17/97           5.45         4.526         91 Days           Discounted

----------

80,000,000


                                            /s/Anton J. Schubert
                                            Anton J. Schubert, Vice President